Exhibit 99

ASSIGNMENT AGREEMENT

This Assignment Agreement (“Agreement”) is entered into this 21st day of July, 2014 (“Effective Date”), by and between ACLH, LLC  and Xumanii International Holdings Corp.

Assignment of Ownership.

ACLH hereby assigns to Xumanii all ownership in Rocky Mountain Tracking and Rocky Mountain Leasing (RMT)

Adam Radly, Managing Member